Exhibit 99.1

T1 Energy Announces Preliminary Results for Third Quarter 2025

Austin, TX and New York, NY, October 22, 2025, T1 Energy Inc. (NYSE: TE) (“T1,” “T1 Energy,” or the “Company”) has announced preliminary financial and operating results for the third quarter 2025.

Preliminary Third Quarter 2025 Results Overview

▪	Total Net Sales/Modules Sales Volumes: T1 generated total net sales for the third quarter of $200 - $210 million on modules sales of approximately 725 MW.

▪	Maintaining 2025 EBITDA guidance range of $25 - $50 million. In Q4 2025, T1 expects a significant increase in sales related to the highest expected production year-to-date at G1_Dallas, as well as policy driven inventory sales from modules produced in Q3 2025.

▪	Cash, restricted cash and Section 45X tax credits. At September 30, 2025, T1 had cash, cash equivalents, and restricted cash of $87 million, of which $34 million was unrestricted cash. In addition, T1 has accrued $92 million of Section 45X credits year-to-date that the Company expects to monetize.

Business Update and Guidance

▪	Updating G2_Austin phased development plan and initiating G2 Phase 1 EBITDA guidance. As mentioned in T1’s Q2 2025 earnings release, the company has decided to develop its planned G2_Austin U.S. PV solar cell manufacturing facility in two phases. Each phase is a standalone development with limited shared infrastructure; T1 is positioned to flex capacity to add up to three phases potentially totaling as many as 8 GW on T1’s existing Austin leasehold. The rationale behind the phased development approach is to match planned capacity with long-term offtake contracts; advance capital formation initiatives; and start production in Q4 2026 to address robust customer demand. Following the initial completion of detailed project engineering, the first phase of G2_Austin is now expected to total 2.1 GW of annual production capacity with an estimated capital expenditure of $400 - $425 million. The estimated annual run-rate EBITDA from G1_Dallas operating at 5 GW capacity with the first 2.1 GW phase of G2_Austin fully online is $375 - $450 million. T1 expects to start G2 Phase 1 construction in Q4 2025 with planned start of production in Q4 2026.

T1 Energy Inc.	News Release 1

▪	Capital formation enables Q4 start of construction at G2. As previously disclosed, T1 entered a $100 million commitment for the issuance of preferred stock to certain funds and accounts managed by Encompass Capital Advisors LLC in connection with T1’s acquisition of Trina Solar’s US manufacturing Assets. T1 has elected to make the second and final draw of $50 million pursuant this $100 million commitment. With the expected proceeds from this preferred stock tranche and in conjunction with the progress T1 is making on parallel capital formation initiatives, the Company plans to start initial construction and to potentially order longer lead time items of its G2_Austin U.S. PV solar cell manufacturing facility in Q4 2025.

▪	Section 232 and U.S. policy summary. T1 supports the recently announced investigation by the U.S. Secretary of Commerce into the use of foreign-sourced polysilicon and polysilicon derivatives under Section 232. T1 Energy’s contract to purchase hyper-pure polysilicon would likely be advantaged by any potential tariffs or import restrictions that result from this case. In addition, T1 continues to advance its near-term priority to ensure eligibility for section 45X tax credits in 2026 and beyond. The Company continues to make progress and expects to be compliant by year-end.

▪	Maintaining 2025 EBITDA guidance of $25 - $50 million. T1’s 2025 full-year EBITDA guidance of $25 - $50 million is unchanged. The forecast, which continues to skew towards the low-end of the range, is based on a mix shift towards merchant sales agreements in H2 2025, the emergence of near-term uncertainties related to implementation of AD/CVDs, reciprocal tariffs, supply chain impacts, and customer safe harboring backlogs. In Q4 2025, T1 expects a significant increase in sales related to the highest expected production year-to-date at G1_Dallas, and policy driven inventory sales before year-end from modules produced in Q3 2025. T1’s guidance range assumes 2025 G1_Dallas production of 2.6 – 3.0 GW. There are no changes to T1’s projected $650 - $700 million annual run-rate EBITDA estimate based on 5 GW of annual optimized and integrated production at G1_Dallas and G2_Austin.

▪	Offtake contract negotiation. T1 is involved in a potential dispute with one of its long-term supply offtake customers that reduced expected sales volumes in Q3 2025. The Company expects that the deferred third quarter sales volumes under this contract will be recognized in the fourth quarter of 2025. While T1 continues to negotiate with the counterparty to achieve a resolution, the Company believes it has a strong position under the contract and will evaluate all options. As a result of the potential dispute, T1 is recording a non-cash impairment to intangible assets of $53 million.

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“T1 Energy continued to make meaningful strides during the third quarter to build our American solar supply chain and provide scalable, reliable, low-cost energy,” commented Dan Barcelo, T1’s Chief Executive Officer and Chairman of the Board. “With our expanding U.S. partnership network, highlighted by recent agreements with companies like Hemlock, Corning, Talon and Nextracker, we are investing in domestic advanced manufacturing to power America.”

The financial and operational information in this press release is selected, preliminary, estimated unaudited financial information for the three months ended September 30, 2025. These estimates have been prepared by, and are the responsibility of, management and have not been reviewed by the Company’s independent registered accounting firm. The preliminary financial and operational information set forth above is based solely on information available to the management of the Company as of the date hereof and is subject to change. The actual financial results of the Company for the quarter ended September 30, 2025, may differ (and such differences may be material) from these preliminary estimates due to the completion of the Company’s quarterly financial closing procedures. The preliminary estimates presented above are subject to final adjustments and other developments that may arise between the date hereof and the time that the results for the quarter ended September 30, 2025 for the Company are finalized, and are not intended to be a comprehensive statement of our financial or operational results for the three months ended September 30, 2025. Accordingly, you should not place undue reliance on this preliminary estimated financial information, as it may differ materially from the actual results.

About T1 Energy

T1 Energy Inc. (NYSE: TE) is an energy solutions provider building an integrated U.S. supply chain for solar and batteries. In December 2024, T1 completed a transformative transaction, positioning the Company as one of the leading solar manufacturing companies in the U.S., with a complementary solar and battery storage strategy. Based in the U.S. with plans to expand its operations in America, the Company is also exploring value optimization opportunities across its portfolio of assets in Europe.

To learn more about T1, please visit www.T1energy.com and follow on social media.

Investor contact:

Jeffrey Spittel

EVP, Investor Relations and Corporate Development

jeffrey.spittel@T1energy.com

Tel: +1 409 599-5706

Media contact:

Russell Gold

EVP, Strategic Communications
russell.gold@T1energy.com

Tel: +1 214 616-9715

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Cautionary Statement Concerning Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation with respect to the Company’s financial and operational performance and profitability, the G2_Austin phased development plan and associated G2 Phase 1 EBITDA guidance, the expected plans and benefits of such development plans, the expectation to bring the project online in Q4 2026 to address robust customer demand, the expected first phase of G2_Austin annual production capacity of 2.1GW total, with an estimated capital expenditure of $400 - $425 million, the estimated annual run-rate EBITDA from G1_Dallas operating at 5 GW capacity with the first 2.1 GW phase of G2_Austin fully online being $375 - $450 million, the expected timeframe for constriction and start of production at G2; the Company’s planned or expected capital formation activities and their success, including the exercise of the second tranche of the preferred stock with certain funds and accounts managed by Encompass Capital Advisors LLC, the Company’s activities towards eligibility for section 45X tax credits in 2026 and beyond, and timeframe for expected compliance; the ability to meet the EBITDA guidance, and any outcomes or timeline for outcomes on the potential dispute with an offtake customer. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results, or achievements to be materially different from the Company’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in (i) T1’s post-effective amendment no. 1 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on January 4, 2024, (ii) T1’s Registration Statement on Form S-4 filed with the SEC on September 8, 2023 and subsequent amendments thereto filed on October 13, 2023, October 19, 2023 and October 31, 2023, (iii) T1’s Registration Statements on Form S-3 filed with the SEC on September 23, 2025, and (iv) T1’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025, as amended and supplemented by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2025, (v) T1’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 15, 2025, as amended and supplemented by Amendment No. 1 on Form 10-Q/A filed with the SEC on August 18, 2025, (vi) T1’s Quarterly Report on Form 10-Q for the period ended June 30, 2025, filed with the SEC on August 19, 2025,  and available on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company assumes no obligation to update such forward-looking statements, all of which are expressly qualified by the statements in this section, whether as a result of new information, future events or otherwise, except as required by law.

T1 intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on T1’s website in the ‘Investor Relations’ section. T1 also intends to use certain social media channels, including, but not limited to, X and LinkedIn, as means of communicating with the public and investors about T1, its progress, products, and other matters. While not all the information that T1 posts to its digital platforms may be deemed to be of a material nature, some information may be. As a result, T1 encourages investors and others interested to review the information that it posts and to monitor such portions of T1’s website and social media channels on a regular basis, in addition to following T1’s press releases, SEC filings, and public conference calls and webcasts. The contents of T1’s website and other social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

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